UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2019
PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35628 (Commission File Number)	20-0484934 (I.R.S. Employer Identification No.)

333 North Canyons Parkway
Livermore, California    94551
(Address of principal executive offices)    (Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 15, 2019, Todd R. Ford notified the Board of Directors (the “Board”) of Performant Financial Corporation (the “Company”), of his decision to resign from the Board. Mr. Ford has served as a director of the Company since 2011.
Mr. Ford’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations or practices. Prior to his resignation, Mr. Ford was a member of the Company’s compensation, audit, and nominating and governance committees.
(d) In addition, on November 15, 2019, the Board unanimously appointed James LaCamp to serve as a member of the Board to fill the vacancy created by the resignation of Mr. Ford. Mr. LaCamp will serve as a Class I director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Mr. LaCamp will serve as chairman of the audit committee and as a member of the compensation committee and nominating and governance committee.
Mr. LaCamp currently serves as VP Finance at Coupa Software. Before joining Coupa, Mr. LaCamp served in various roles at Deloitte & Touche LLP, most recently as a Partner from 2016 through 2018. Mr. LaCamp received his Bachelor’s degree in Accounting from Santa Clara University. Mr. LaCamp’s experience in growing technology companies as well as his financial and accounting expertise provides valuable insight for the member of the Board.
Consistent with the compensation currently provided to the members of the Board, Mr. LaCamp will receive an annual retainer of $30,000 and additional annual retainers of $5,000 for service on our nominating and corporate governance committee, $20,000 for our audit committee, and $6,000 for our compensation committee, in each case prorated for partial service this year.
In addition, on November 15, 2019, the effective date of Mr. LaCamp’s appointment to the Board, Mr. LaCamp was granted two restricted stock unit (“RSU”) awards under the Company’s 2012 Stock Incentive Plan: the first, with respect to the number of shares of the Company’s common stock equal to $100,000 divided by the fair market value of one share of the Company’s common stock on November 15, 2019, which shall vest in four equal annual installments over a four year period, and the second, with respect to the number of shares of the Company’s common stock equal to $75,000 divided by the fair market value of one share of the Company’s common stock on November 15, 2019, which shall vest on the earlier of the Company’s 2020 Annual Meeting of Stockholders or a Change in Control (as defined in the Company’s 2012 Stock Incentive Plan).
Mr. LaCamp will also enter into an indemnification agreement with the Company pursuant to which the Company will agree to indemnify him from certain liabilities that may arise by reason of his status as a director. The form of indemnification agreement was filed as an exhibit to Amendment No. 2 to the Company’s Form S-1 Registration Statement, filed with the SEC on July 20, 2012, and the terms of the indemnification agreement are incorporated herein by reference. The benefits provided under Mr. LaCamp’s indemnification agreement are in addition to indemnification benefits provided under the Company’s bylaws. There was no arrangement or understanding between Mr. LaCamp and any other person pursuant to which Mr. LaCamp was elected as a director. Mr. LaCamp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2019
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Lisa Im
Lisa Im
Chief Executive Officer